Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Second Quarter Results

NEW YORK, NY, August 5, 2014 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended June 30, 2014. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, mortgage loans and other real estate related assets.

SECOND QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$1.33 of Net Income of per diluted common share(6)

•	$0.60 of Core Earnings per diluted common share(6)

•	$0.60 per share common dividend declared

•	$20.26 net book value per share as of June 30, 2014 (1), net of the second quarter dividend

•	6.8% economic return on equity for the quarter, 27.2% annualized (14)

	Q1 2014	Q2 2014
Summary of Operating Results:
GAAP Income	$27.8mm	$37.8mm
GAAP Income, per diluted common share (6)	$0.98	$1.33

Non-GAAP-Results:
Core Earnings	$17.7mm	$17.0mm
Core Earnings, per diluted common share (6)	$0.62	$0.60

*	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$3.8 billion investment portfolio value as of June 30, 2014 (2) (4)

•	57.4% Agency RMBS investment portfolio

•	42.6% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, mortgage loans and excess mortgage servicing rights

•	Hedge ratio at quarter end of 106% of Agency RMBS repo notional, or 65% of total repo notional (8)

•	7.6% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the second quarter (5)

•	4.25x leverage and 2.70% net interest margin as of June 30, 2014 (2) (3) (7)

•	Invested approximately $62 million of equity into two commercial real estate loans

•	Anticipated execution of a facility in the third quarter to finance CRE

•	Invested approximately $30mm of equity for the purchase of two reperforming and performing residential loan pools

•	Loans are held in security form. MITT purchased approximately $122mm of securities with $92mm of associated financing

•	As part of the acquisition MITT purchased excess servicing rights on $94mm face of loans

“We are pleased with MITT’s performance and the investment opportunities during the second quarter,” commented Jonathan Lieberman, President and Chief Investment Officer. “The investment team executed on all key objectives for MITT, including core earnings covering our quarterly dividend, growing book value per share and continuing our ongoing migration into credit assets. During the quarter we closed investments in both residential and commercial loans and we are very excited about the investment opportunities we are seeing today to deploy additional equity in both markets.”

“MITT produced another solid quarter for our shareholders,” commented David Roberts, Chief Executive Officer. “Investments in personnel and infrastructure by our external manager, Angelo Gordon, allowed material capital deployment into attractive CRE and residential loans.”

KEY STATISTICS (2)

($ in thousands)	June 30, 2014	Weighted Average for the Quarter Ended June 30, 2014
Investment portfolio (2) (4)	$3,834,389	$3,698,829
Repurchase agreements	3,134,087	3,100,388
Stockholders’ equity	736,235	725,062

Leverage ratio (7)	4.25x	4.28x
Hedge ratio - Total repo (8)	65%	59%
Hedge ratio - Agency repo (8)	106%	96%

Yield on investment portfolio (9)	4.41%	4.23%
Cost of funds (10)	1.71%	1.68%
Net interest margin (3)	2.70%	2.55%
Management fees (11)	1.36%	1.38%
Other operating expenses (12)	1.49%	1.51%

Book value, per share (1)	$20.26
Undistributed taxable income, per common share (13)	$1.91
Dividend, per share	$0.60

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of June 30, 2014 (2):

($ in thousands)	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield
Agency RMBS:
15-Year Fixed Rate	$261,447	$6,847	$268,294	$273,912	2.5%
20-Year Fixed Rate	135,691	6,679	142,370	143,618	2.8%
30-Year Fixed Rate	1,037,961	56,198	1,094,159	1,101,770	3.2%
Fixed Rate CMO	94,181	966	95,147	95,475	2.9%
Hybrid ARM	447,082	(980)	446,102	450,695	2.8%
Inverse Interest Only	408,803	(330,265)	78,538	77,229	8.3%
Interest Only	424,358	(367,472)	56,886	59,467	7.8%
Credit Investments:
Non-Agency RMBS	1,532,215	(193,882)	1,338,333	1,366,012	5.6%
ABS	43,678	(731)	42,947	43,095	5.8%
CMBS	127,066	(24,294)	102,772	108,116	7.3%
Interest Only	52,358	(46,104)	6,254	6,629	5.7%
Commercial Loans	72,800	(620)	72,180	72,800	8.4%
Residential Loans	58,103	(22,663)	35,440	34,841	8.5%
Excess Mortgage Servicing Rights	94,317	(93,587)	730	730	6.1%

Total	$4,790,060	$(1,009,908)	$3,780,152	$3,834,389	4.4%

As of June 30, 2014, the weighted average yield on the Company’s investment portfolio was 4.41% and its weighted average cost of funds was 1.71%. This resulted in a net interest margin of 2.70% as of June 30, 2014. (3)

The Company had net realized losses of $1.8 million, or $(0.06) per share, during the quarter ended June 30, 2014. Of this amount, $(3.8) million, or $(0.13) per share, was from Agency RMBS, $0.9 million, or $0.03 per share, was from credit investments, and $1.1 million, or $0.04 per share, was from derivatives.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(0.7) million, or $(0.03) per share retrospective adjustment due to the change in projected cash flows on its bonds. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 3.5% as of June 30, 2014, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company has entered into repurchase agreements with 33 counterparties, under which we had debt outstanding with 21 counterparties as of June 30, 2014. The investment portfolio is financed with repurchase agreements as of June 30, 2014 as summarized below:

($ in thousands)
Repurchase Agreements Maturing Within:	Repo Outstanding	WA Funding Cost	WA Days to Maturity	% Repo Outstanding
30 Days or Less	$1,892,752	0.82%	17.4	60.4%
31-60 Days	421,648	0.75%	42.9	13.4%
61-90 Days	288,004	0.41%	72.8	9.2%
Greater than 90 Days	531,683	1.76%	384.0	17.0%

Total / Weighted Average	$3,134,087	0.93%	88.1	100.0%

*	Our weighted average original days to maturity is 120 days.

We have entered into interest rate swap agreements to hedge our portfolio. The Company’s swaps as of June 30, 2014 are summarized as follows:

($ in thousands)
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate	Weighted Average Years to Maturity
2016	$160,000	0.85%	0.23%	1.91
2017	180,000	0.96%	0.24%	3.28
2018	210,000	1.05%	0.23%	3.76
2019	306,000	1.34%	0.21%	5.11
2020	440,000	1.61%	0.23%	5.74
2022	50,000	1.69%	0.23%	8.18
2023	328,000	2.49%	0.23%	9.06
2024	79,000	2.73%	0.23%	9.76
2028	20,000	3.47%	0.23%	14.47

Total/Wtd Avg	$1,773,000	1.60%	0.23%	5.76

The Company also utilizes short positions in U.S. Treasury securities, interest rate swaptions and IO Index derivatives to mitigate exposure to increases in interest rates. As of June 30, 2014, the Company had a net short position of $43.0 million notional in U.S. Treasury securities, interest rate swaptions of $187.0 million notional and $40.5 million of IO Index notional. As of June 30, 2014, 65% and 106% of the Company’s outstanding balance of total repurchase agreements and repurchase agreements secured by Agency RMBS, respectively, was hedged (8).

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of June 30, 2014, the Company had undistributed taxable income of approximately $1.91 per share. (13)

DIVIDEND

On June 9, 2014, the Company’s board of directors declared the second quarter dividend of $0.60 per share of common stock that was paid on July 28, 2014 to stockholders of record as of June 19, 2014.

On May 15, 2014, the Company declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on June 17, 2014 to stockholders of record as of May 30, 2014.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s second quarter earnings conference call on August 6, 2014 at 9:00 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 6621654#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q2 2014 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on August 21, 2014. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 6621654#.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $26.5 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 300 employees, including more than 110 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book value, deploying capital, the preferred stock offering and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Real estate securities, at fair value:
Agency - $2,066,197,076 and $2,242,322,869 pledged as collateral, respectively	$2,202,165,778	$2,423,002,768
Non-Agency - $1,196,523,428 and $844,217,568 pledged as collateral, respectively	1,203,480,872	844,217,568
ABS - $43,095,198 and $71,344,784 pledged as collateral, respectively	43,095,198	71,344,784
CMBS - $76,604,761 and $93,251,470 pledged as collateral, respectively	76,604,761	93,251,470
Residential mortgage loans, at fair value - $29,962,973 and $0 pledged as collateral, respectively	34,841,048	—
Commercial loans, at fair value	72,800,000	—
Investment in affiliates	9,232,541	16,411,314
Excess mortgage servicing rights, at fair value	730,146	—
Linked transactions, net, at fair value	33,355,968	49,501,897
Cash and cash equivalents	11,203,229	86,190,011
Restricted cash	20,639,369	3,575,006
Interest receivable	12,268,328	12,018,919
Receivable on unsettled trades - $5,174,990 and $0 pledged as collateral, respectively	5,188,733	—
Receivable under reverse repurchase agreements	44,050,000	27,475,000
Derivative assets, at fair value	20,046,840	55,060,075
Other assets	8,291,475	1,246,842
Due from broker	2,165,075	1,410,720

Total Assets	$3,800,159,361	$3,684,706,374

Liabilities
Repurchase agreements	$2,975,811,348	$2,891,634,416
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	43,497,266	27,477,188
Interest payable	2,479,235	3,839,045
Derivative liabilities, at fair value	8,166,941	2,206,289
Dividend payable	17,027,642	17,020,893
Due to affiliates	4,362,027	4,645,297
Accrued expenses	1,679,980	1,395,183
Taxes payable	1,086,311	1,490,329
Due to broker	9,814,000	30,567,000

Total Liabilities	3,063,924,750	2,980,275,640

Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,377,404 and 28,365,655 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	283,774	283,657
Additional paid-in capital	585,858,424	585,619,488
Retained earnings (deficit)	(11,121,592)	(42,686,416)

Total Stockholders’ Equity	736,234,611	704,430,734

Total Liabilities & Stockholders’ Equity	$3,800,159,361	$3,684,706,374

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2014	June 30, 2013
Net Interest Income
Interest income	$36,079,435	$42,267,747
Interest expense	6,783,768	7,289,211

	29,295,667	34,978,536

Other Income
Net realized loss	(1,826,360)	(76,576,762)
Income/(loss) from linked transactions, net	3,409,366	(1,339,610)
Realized loss on periodic interest settlements of interest rate swaps, net	(5,773,644)	(6,809,777)
Unrealized gain/(loss) on real estate securities and loans, net	42,653,828	(83,093,338)
Unrealized gain/(loss) on derivative and other instruments, net	(23,917,820)	67,905,018

	14,545,370	(99,914,469)

Expenses
Management fee to affiliate	2,507,487	2,813,003
Other operating expenses	2,739,225	2,686,584
Servicing fees	162,717	—
Equity based compensation to affiliate	73,586	17,350
Excise tax	375,000	518,859

	5,858,015	6,035,796

Income/(loss) before provision for income taxes and equity in earnings/(loss) from affiliate	37,983,022	(70,971,729)
Provision for income taxes	(92,795)	(23,510)
Equity in earnings/(loss) from affiliate	3,275,056	(240,050)

Net Income/(Loss)	41,165,283	(71,235,289)

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$37,797,929	$(74,602,643)

Earnings/(Loss) Per Share of Common Stock
Basic	$1.33	$(2.66)
Diluted	$1.33	$(2.66)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,377,245	28,068,507
Diluted	28,380,458	28,068,507

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax or disposition expense, if any, on such, including securities underlying linked transactions, investments held in affiliated entities and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, investments in affiliates, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended June 30, 2014 and June 30, 2014 is set forth below:

($ in thousands)	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013

Net Income available to common stockholders	$37,798	$(74,603)
Add (Deduct):
Net realized loss	1,826	76,577
Tax provision related to realized gain	93	13
Drop income	258	—
Income/ (loss) from linked transactions, net	(3,409)	1,340
Net interest income on linked transactions	1,917	4,334
Equity in earnings/ (loss) from affiliate	(3,275)	240
Net interest income from equity method investments	502	231
Unrealized gain/ (loss) on real estate securities and loans, net	(42,654)	83,093
Unrealized gain/ (loss) on derivative and other instruments, net	23,918	(67,905)

Core Earnings	$16,974	$23,320

Core Earnings, per Diluted Share	$0.60	$0.83

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. Additionally we invested in certain credit sensitive commercial real estate assets through an affiliated entity, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets consistently with all other investments. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail.
(4)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS, CMBS, mortgage loan assets, and excess mortgage servicing rights, including linked transactions and assets owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including linked transactions and assets owned through investments in affiliates, by the total investment portfolio.
(5)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end.
(8)	The hedge ratio during the quarter was calculated by dividing our daily weighted average swap notionals, net short positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals, and short positions in U.S. Treasury securities as negative values, as applicable, for the period by either our daily weighted average total repurchase agreements or daily weighted average repurchase agreements secured by Agency RMBS, as indicated. The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, net short positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals, and short positions in U.S. Treasury securities as negative values, as applicable, by either total repurchase agreements or repurchase agreements secured by Agency RMBS, as indicated, plus the net payable/receivable on either all unsettled trades, or unsettled Agency RMBS trades, as indicated.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.
(10)	The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.
(11)	The management fee percentage during the quarter was calculated by annualizing the management fees recorded during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses recorded during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.
(13)	Undistributed taxable income per common share represents total undistributed taxable income as of quarter end.
(14)	The economic return on equity for the quarter represents the increase in net book value per share from prior quarter, plus the dividend declared in the current quarter, divided by prior quarter’s net book value per share.